As filed with the U.S. Securities and Exchange Commission on May 16, 2023

Registration No. 333-269348

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIAN RUIXIANG Holdings Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 1001, 10 / F, No. 25, North East Third Ring Road,

Chaoyang District, Beijing,

The People’s Republic of China

+ 86-(010) 87529554

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Hunter Taubman Fischer & Li LLC

48 Wall Street, Suite 1100

New York, NY 10005

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2023

PROSPECTUS

$200,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

TIAN RUIXIANG Holdings Ltd

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our Class A ordinary shares, par value $0.005 per share (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “TRX,” “our Company,” and the “Company” refer to TIAN RUIXIANG Holdings Ltd, an exempted company limited by shares incorporated under the laws of the Cayman Islands; “TRX HK” refers to TRX HONGKONG INVESTMENT LIMITED, a Hong Kong corporation and wholly owned subsidiary of TRX; “TRX BJ” or “WFOE” refers to Beijing Tianruixiang Management Consulting Co., Ltd., a limited liability company organized under PRC laws and regulations, which company is wholly owned by TRX HK; “TRX ZJ” or the “VIE” refers to Zhejiang Tianruixiang Insurance Broker Co. LTD., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and TRX ZJ. See “Prospectus Summary—Business Overview.”

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. For accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through certain contractual arrangements (the “VIE Agreements”), which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under generally accepted accounting principles in the United States (“U.S. GAAP”), and the structure involves unique risks to investors. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes. Our securities offered in this offering are securities of TRX, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The VIE Agreements.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “TIRX.” On May 15, 2023, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $2.05 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of May 8, 2023, was approximately $6.16 million, which was calculated based on 2,576,145 Class A Ordinary Shares held by non-affiliates at the price of $2.39 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on May 8, 2023. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Unless expressly indicated herein to the contrary, all references to share amounts in this prospectus give retroactive effect to share consolidations, the last of which was effected on November 16, 2022.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 20 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus. See “Risk Factors––Risks Relating to Our Corporate Structure––If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.”

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiary could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue its current business operations.

We are subject to certain legal and operational risks associated with being based in the PRC, which could result in a material change in the VIE’s operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. As of the date of this prospectus, we, our subsidiaries, and the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Beijing Jingsh Law Firm Liaocheng Office (“Jingsh Liaocheng”), as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, or if the Security Administration Draft is enacted as proposed, since (i) as companies that host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients, we and the PRC operating entities are unlikely to be classified as critical information infrastructure operators (“CIIOs”) by the PRC regulatory agencies; (ii) we and the PRC operating entities currently possess personal information of a relatively small number of users in their business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and they do not anticipate that they will be collecting over one million users’ personal information in the foreseeable future; and (iii) since we and the PRC operating entities are in the hip-hop industry, data processed in their business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in our annual report for the fiscal year ended October 31, 2022 on Form 20-F (the "2022 Annual Report").

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within 3 working days after the completion of each offering. See “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2008), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or the VIE and its subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor the VIE and its subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus, apart from the filing with the CSRC per the requirements of the Trial Measures, the VIE and its subsidiaries have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no permission or approval has been denied.  However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries or the PRC operating entities to be unable to begin their new businesses or operations in the PRC, subject them to fines, relevant new businesses or operations suspension for rectification, or other sanctions. See “Prospectus Summary—Permissions Required from PRC Authorities” of this prospectus..

In addition, all the securities we are registering for sale may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act and related regulations, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) determines that it cannot inspect or fully investigate our auditor for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determinations”). On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, legislation entitled the “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Our auditor, RBSM LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our securities is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Cash is transferred among our Company, our subsidiaries, and the VIE, in the following manners: (i) funds are transferred to our WFOE from our Company as needed through TRX HK, our Hong Kong subsidiary, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by the VIE to WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by WFOE, to our Company through TRX HK; and (iv) WFOE and the VIE, lend to and borrow from each other from time to time for business operation purposes. For more details, see “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences” and “Corporate History and Structure—The VIE Agreements.” As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, TRX HK. TRX HK will rely on payments made from the VIE to our PRC subsidiary, WFOE, pursuant to the VIE Agreements, and the distribution of such payments to TRX HK. There are no laws or regulations that restrict us from providing funding to or receiving dividends from our Hong Kong subsidiary, except for the transfer of funds involving money laundering and criminal activities. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash.” The Company’s management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and the PRC operating entities. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Cash transfers and transfers of other assets between TRX, its subsidiaries, and the VIE were as follows: During the fiscal year ended October 31, 2021, TRX transferred cash of approximately $12,340,000, $12,492,000 and $7,635,000 to its subsidiary in Hong Kong, the VIE and the VIE’s subsidiary, respectively. There was no cash or other assets transfer between TRX, its subsidiaries, and the VIE as of the date of this prospectus for fiscal year 2023, or during the years ended October 31, 2022 and 2020.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“Affiliated Entities” are to our subsidiaries and TRX ZJ and its subsidiaries and branch offices;

•	“AKS Consulting” are to Horgos Arxo Management Consulting Co., Ltd, a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC,which was dissolved on October 8, 2022;

•	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	“Class A Ordinary Shares” are to Class A ordinary shares of TRX, par value $0.005 per share;

•	“Class B Ordinary Shares” are to Class B ordinary shares of TRX, par value $0.005 per share;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“fiscal year” are to the period from November 1 to October 31 of the year;

•	“Hengbang Insurance” are to Hebei Hengbang Insurance Co. LTD, a limited liability company organized under the laws of the PRC and 99.80% of its equity interest is owned by TRX ZJ;

•	“HH Consulting” are to Huoerguosi Hechentonguang Consulting Service Co. LTD., a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC, which was dissolved in July 2020;

•	“NDB Technology” are to Need Bao (Beijing) network technology co. LTD, a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC;

•	“PRC laws and regulations” are to the laws and regulations of mainland China;

•	“RMB” or “Renminbi” are to the legal currency of mainland China;

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“shares”, “Shares” or “Ordinary Shares” are to our Class A Ordinary Shares and Class B Ordinary Shares collectively;

•	“TRX BJ” or “WFOE” are to Beijing Tianruixiang Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by TRX HK (as defined below);

•	“TRX HK” are to the Company’s wholly owned subsidiary, TRX HONGKONG INVESTMENT LIMITED, a Hong Kong corporation;

•	“TRX SX Branch”, “TRX SD Branch”, “TRX HN Branch”, “TRX BJ Branch”, “TRX Shanxi Branch”, “TRX CQ Branch”, “TRX AH Branch”, or “TRX HB Branch” are to TRX ZJ’s branch office in the PRC;

•

“TRX ZJ” or the “VIE” are to Zhejiang Tianruixiang Insurance Broker Co. LTD., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and TRX ZJ;

•	“TYDW Technology” are to Tianyi Duowen (Beijing) Network Technology Co. LTD, a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC;

•	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

•	“WDZG Consulting” are to Beijing Wandezhonggui Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, the sole shareholder of TRX ZJ; and

•	“we,” “us,” “our,” “TRX,” “our Company,” and the “Company” refer to TIAN RUIXIANG Holdings Ltd, an exempted company limited by shares incorporated under the laws of the Cayman Islands

The VIE and its subsidiaries conduct their business using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. The VIE Agreements were entered into by and among WFOE, the VIE, and the VIE’s sole shareholder, WDZG Consulting (the “VIE Shareholder”) and include the Exclusive Business Cooperation and Service Agreement, Equity Interest Pledge Agreement, Share Disposal and Exclusive Option to Purchase Agreement, and Proxy Agreement. For a description of the VIE Agreements, see “—The VIE Agreements.” For accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this offering are securities of TRX, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

The following diagram illustrates our corporate structure, including our subsidiaries and the VIE and its subsidiaries, as of the date of this prospectus:

Investors are purchasing securities of TRX, the offshore holding company in the Cayman Islands, instead of securities of the VIE and its subsidiaries.

The VIE Agreements

Neither we nor our subsidiaries own any share in the VIE or its subsidiaries. Instead, for accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. WFOE, the VIE, and the VIE Shareholder entered into the VIE Agreements on May 20, 2019. The VIE Agreements are designed to provide WFOE with the power, rights, and obligations with respect to the VIE as set forth under the VIE Agreements. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation and Service Agreement

Pursuant to the Exclusive Business Cooperation and Service Agreement between the VIE, WFOE and the VIE Shareholder, WFOE provides the VIE with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, the VIE granted an irrevocable and exclusive option to WFOE to purchase from the VIE, any or all of its assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to the VIE by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of the VIE from time to time, which is approximately equal to the net income of the VIE after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation and Service Agreement shall remain in effect for twenty years, and can only be terminated earlier if one of the parties defaults or enters into liquidation process (either voluntary or compulsory), or is prohibited to conduct business by the governmental authority liquidated. WFOE is entitled to renew the agreement by providing a written notice to the VIE.

The CEO of WFOE, Mr. Wang, who is also the CEO of the VIE, is currently managing the VIE pursuant to the terms of the Exclusive Business Cooperation and Service Agreement. WFOE has absolute authority relating to the management of the VIE, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. The Company’s audit committee is required to review and approve in advance any related party transactions, including transactions involving WFOE or the VIE.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement between WFOE, the VIE and the VIE Shareholder, the VIE Shareholder pledged all of its equity interests in the VIE to WFOE to guarantee the performance of the VIE’s obligations under the Exclusive Business Cooperation and Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that the VIE or the VIE Shareholder breach their respective contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The VIE Shareholder also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The VIE Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Interest Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation and Service Agreement have been paid by the VIE. WFOE shall cancel or terminate the Equity Interest Pledge Agreement upon the VIE’s full payment of the fees payable under the Exclusive Business Cooperation and Service Agreement.

The purposes of the Equity Interest Pledge Agreement are to (1) guarantee the performance of the VIE’s obligations under the Exclusive Business Cooperation and Service Agreement, (2) make sure the VIE Shareholder does not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over the VIE.

In the event the VIE breaches its contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE will be entitled to foreclose on the VIE Shareholder’ equity interests in the VIE and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in the VIE and WFOE may terminate the VIE Agreements after acquisition of all equity interests in the VIE or form a new VIE structure with the third parties designated by WFOE; or (2) dispose of the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.

Share Disposal and Exclusive Option to Purchase Agreement

Under the Share Disposal and Exclusive Option to Purchase Agreement, the VIE Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of its equity interests in the VIE. The option price is equal to the capital paid in by the VIE Shareholder subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to all of the VIE Shareholder would be RMB1, or the lowest amount allowed by law. The option purchase price shall increase in case the VIE Shareholder makes additional capital contributions to the VIE, including when the registered capital was increased upon the VIE receiving the proceeds from public offerings.

Under the Share Disposal and Exclusive Option to Purchase Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the VIE Shareholder’ equity interests in the VIE. The Share Disposal and Exclusive Option to Purchase Agreement, together with the Equity Pledge Agreement, Exclusive Business Cooperation and Service Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over the VIE.

The Share Disposal and Exclusive Option to Purchase Agreement remains effective for a term of 20 years, can only be terminated if one party defaults, and may be renewed at WFOE’s election.

Proxy Agreement

Under the Proxy Agreement, the VIE Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC laws and the articles of association of the VIE, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of the VIE.

The term of the Proxy Agreement is the same as the term of the Share Disposal and Exclusive Option to Purchase Agreement. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as the VIE Shareholder is the shareholder of Company.

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not directly hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of companies in the PRC through special purpose vehicles, and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the VIE’s operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus.

The VIE Agreements may not be effective as direct ownership in providing operational control. For instance, the VIE and the VIE Shareholder could breach their VIE Agreements with WFOE by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The VIE Shareholders may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Agreements with the VIE. In the event that the VIE or the VIE Shareholder fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations,” “Item 3. Key Information—D. Risk Factors— Risks Related to Our Corporate Structure—We rely on the VIE Agreements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership” in the 2022 Annual Report.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Such requirement is reiterated on the Security Administration Draft, which was released by the CAC on November 14, 2021 for public consultation. As advised by our PRC counsel, Jingsh Liaocheng, as of the date of this prospectus, we are not subject to cybersecurity review or network data security review by the CAC, since (i) as an insurance broker, we and the VIE are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we and the VIE currently possess personal information of a relatively small number of users in our business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and we do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future; and (iii) since we and the VIE are in the insurance industry, data processed in our business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” of the 2022 Annual Report.

Furthermore, on February 17, 2023, the CSRC released the “Trial Measures” and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within 3 working days after the completion of each offering.See “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

In addition, all of the securities we are offering may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act and related regulations, if the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the Determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the CSRC, MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Consolidated Appropriations Act was signed into law, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Our auditor, RBSM LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our securities is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Business Overview

We conduct our business in the PRC through the VIE and its subsidiaries. The following description of our business is a description of the business of the VIE and its subsidiaries. See “—Our Corporate Structure—The VIE Agreements” for a summary of the VIE Agreements.

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We are not a Chinese operating company. Investors of our Class A Ordinary Shares will not own any equity interests in the VIE, but instead own shares of a Cayman Islands holding company. Our operations are conducted in China by the VIE and its subsidiaries. We do not have any equity ownership of the VIE, instead, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements entered into among WFOE, TRX ZJ and TRX ZJ’s sole shareholder. The VIE Agreements are used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in Chinese operating companies.

Under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE, for accounting purposes, because such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of WFOE and, ultimately, the Company. As such, the Company is deemed to be the primary beneficiary of the VIE for accounting purposes and must consolidate the VIE. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE, and we are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC, regarding the VIE, and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. We are also subject to the risk that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations and, as a result, the value of our Class A Ordinary Shares may depreciate significantly or become worthless. For a description of our corporate structure and VIE contractual arrangements, see “Prospectus Summary—Our Corporate Structure—The VIE Agreements.” See also “Item 3. Key Information—D. Risk Factors— Risks Related to Our Corporate Structure—We rely on the VIE Agreements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership” in the 2022 Annual Report.

The VIE, TRX ZJ, and its subsidiaries, distribute a wide range of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as commercial property insurance, liability insurance, accidental insurance, and automobile insurance; and (2) other insurances, such as health insurance, life insurance, and miscellaneous insurances. In addition, we also generate a small amount of revenue from risk management services. We act on behalf of our customers seeking insurance coverage from insurance companies and take pride in our premium customer service. Additionally, our China-based operating entities also provide risk management services to institutional customers based on in-depth analysis of the specific risks our clients face. For the fiscal year ended October 31, 2022, revenues generated from the insurance brokerage services and risk management services accounted for 98.0% and 2.0% of our total revenues, respectively.

As an insurance broker, TRX ZJ does not assume underwriting risks. Instead, it distributes insurance products underwritten by insurance companies operating in China to individual or institutional customers. TRX ZJ is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company and the region in which the products are sold. As of the date of this annual report, TRX ZJ has relationships with over 40 insurance companies in the PRC, and therefore are able to offer a variety of insurance products to our customers.

For the fiscal year ended October 31, 2022, we generated total revenue of $1,351,909 and net loss of $4,684,189. 53.4% of the VIE’s total revenue was attributed to top five insurance company partners, and two insurance companies each accounted for more than 10% of our total revenue: Yong An Property Insurance Co., Ltd. Hangzhou Branch and Ping An Property Insurance Co., Ltd. Hangzhou Branch, accounted for 20.8% and 13.5%, respectively.

For the fiscal year ended October 31, 2021, we generated total revenue of $2,790,617 and net loss of $1,944,577. Four insurance companies each accounted for more than 10% of our total revenues: China Life Property & Casualty Insurance Co., Ltd. Beijing Branch, Ping An Property Insurance Co., Ltd. Hangzhou Branch, Ping An Property Insurance Co., Ltd. Shanghai Branch, and Ping An Property Insurance Co., Ltd. Beijing Branch, accounted for 15.4%, 15.4%, 13.2% and 10.4%, respectively.

For the fiscal year ended October 31, 2020, we generated total revenue of $3,249,344 and net income of $634,100. Three insurance companies each accounted for more than 10% of the total revenues: Ping An Property Insurance Co., Ltd. Shanghai Branch, Ping An Property Insurance Co., Ltd. Beijing Branch, and PICC Beijing branch accounted for 16.5%, 16.1%, and 11.1%, respectively.

China’s independent insurance intermediary market is experiencing rapid growth due to increasing demands for insurance products by the Chinese population. We intend to grow our company by aggressively recruiting talents to join our professional team and sales force, expanding our distribution network through opening more local branches in a number of selective major cities throughout China, and offering premium products and services, such as our Institutional Risk Management Services. Our goal is to grow from having eight branches located in the cities of Xi’an, Qingdao, Beijing, Changsha, Wuhan, Taiyuan, Chongqing, and Hefei, as of the date of this prospectus, to eventually become a leading national insurance intermediary company.

COVID-19 Impact

The ramifications of the outbreak of the novel strain of COVID-19, reported to have started in December 2019 and spread globally, are full of uncertainties and change quickly. The COVID-19 pandemic has caused business disruptions in China and the Company’s business was negatively affected due to various government restrictions put in place to attempt to stop the spread of the COVID-19 pandemic, especially the large-scale lock-downs implemented during fiscal year 2022. As a result, TRX ZJ was not able to effectively promote its online insurance center, Needbao, and had to stop offering insurance products on Needbao in fiscal year 2022. In addition, TRX ZJ had to reduce the number of its employees from 50 as of October 31, 2021 to 22 as of October 31, 2022. As the Chinese government eased the lock-down policy in the end of calendar year 2022 and business operations returned to normal in early 2023, TRX ZJ has started to recruit and hire more employees.

The Company is operating in a rapidly changing environment so the extent to which COVID-19 may impact its business, operations and financial results from this point forward will depend on numerous evolving factors that the Company cannot accurately predict. Those factors include the following: the duration and scope of the pandemic, and governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2022 Annual Report and in the section titled “Risk Factors” beginning on page 20 of this prospectus.

Risks Relating to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” in the 2022 Annual Report and “Risk Factors—Risks Relating to Our Corporate Structure” of this prospectus)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Because we conduct our brokerage business through TRX ZJ, a VIE entity, if the PRC government finds that the VIE Agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties and our Class A Ordinary Shares may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of our PRC operating entities that conduct all of our operations (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—Because we conduct our brokerage business through TRX ZJ, a VIE entity, if the PRC government finds that the VIE Agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties and our Class A Ordinary Shares may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of our PRC operating entities that conduct all of our operations.” on page 19 of the 2022 Annual Report);

●	We rely on the VIE Agreements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—We rely on the VIE Agreements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership.” on page 20 of the 2022 Annual Report);

●	If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.” on page 20 of the 2022 Annual Report);

●	Our shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on direct ownership imposed by the CIRC even though the Insurance Brokerage Industry falls within the permitted category in accordance with the Catalogue and the Negative List (see “Item 3. Key Information—D. Risk Factors—Our shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on direct ownership imposed by the CIRC even though the Insurance Brokerage Industry falls within the permitted category in accordance with the Catalogue and the Negative List.” on page 20 of the 2022 Annual Report);

●	The VIE Agreements may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment (see “Item 3. Key Information—D. Risk Factors—The VIE Agreements may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment.” on page 21 of the 2022 Annual Report);

●	Any failure by the VIE or its shareholder to perform their obligations under the VIE Agreements would have a material adverse effect on our business (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—Any failure by the VIE or its shareholder to perform their obligations under the VIE Agreements would have a material adverse effect on our business.” on page 21 of the 2022 Annual Report); and

●	Our dual class share structure concentrates a majority of the aggregate voting power of our total issued and outstanding share capital in our Chief Executive Officer, who is the beneficial owner of all of our Class B Ordinary Shares (see “Item 3. Key Information—D. Risk Factors—Our dual class share structure concentrates a majority of the aggregate voting power of our total issued and outstanding share capital in our Chief Executive Officer, who is the beneficial owner of all of our Class B Ordinary Shares.” on page 22 of the 2022 Annual Report).

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business China” in the 2022 Annual Report and “Risk Factors—Risks Relating to Doing Business in the PRC” of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	the Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless (see “Item 3. Key Information—D. Risk Factors––Risks Related to Doing Business in China––The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.” on page 25 of the 2022 Annual Report);

●	a severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.” on page 26 of the 2022 Annual Report);

●	we face risks related to health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019, and other outbreaks, which could disrupt our operations and adversely affect our business, financial condition and results of operations (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We face risks related to health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019, and other outbreaks, which could disrupt our operations and adversely affect our business, financial condition and results of operations.” on page 26 of the 2022 Annual Report);

●	our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.” on page 26 of the 2022 Annual Report);

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations.” on page 27 of the 2022 Annual Report);

●	government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment.” on page 27 of the 2022 Annual Report);

●	because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.” on page 28 of the 2022 Annual Report);

●	under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.” on page 28 of the 2022 Annual Report);

●	we may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 29 of the 2022 Annual Report);

●	there are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.” on page 29 of the 2022 Annual Report);

●	if we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.” on page 30 of the 2022 Annual Report);

●	the disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.” on page 30 of the 2022 Annual Report);

●	the failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.” on page 31 of the 2022 Annual Report);

●	increases in labor costs in the PRC may adversely affect our business and our profitability (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— Increases in labor costs in the PRC may adversely affect our business and our profitability.” on page 31 of the 2022 Annual Report);

●	failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.” on page 32 of the 2022 Annual Report);

●	any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.” on page 32 of the 2022 Annual Report);

●	failure to make adequate contributions to the housing fund for some of our employees could adversely affect our financial condition and we may be subject to labor disputes or complaints (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to the housing fund for some of our employees could adversely affect our financial condition and we may be subject to labor disputes or complaints.” on page 32 of the 2022 Annual Report);

●

regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.” on page 33 of the 2022 Annual Report);

●	we may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.” on page 33 of the 2022 Annual Report);

●

recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 35 of the 2022 Annual Report);

●	to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash (see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash” on page 37 of the 2022 Annual Report).

●	uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see “Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” on page 22 of this prospectus);

●	the Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless (see “Risk Factors––Risks Relating to Doing Business in PRC––The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless” on page 22 of this prospectus); and

●	recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S. (see “Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” on page 24 of this prospectus).

Risks Related to Our Business (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Our Industry” in our 2022 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Our limited operating history and our limited experience in distributing insurance products, may not provide an adequate basis to judge our future prospects and results of operations (see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Our Industry—Our limited operating history and our limited experience in distributing insurance products, may not provide an adequate basis to judge our future prospects and results of operations.” on page 14 of the 2022 Annual Report);

●	We are subject to all the risks and uncertainties in an industry which is still in development in China (see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Our Industry—We are subject to all the risks and uncertainties in an industry which is still in development in China.” on page 14 of the 2022 Annual Report);

●	Because the commission revenue we earn on the sale of insurance products is based on premiums and commissions and fee rates set by insurance companies, any decrease in these premiums, commission or fee rates may have an adverse effect on our results of operation (see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Our Industry—Because the commission revenue we earn on the sale of insurance products is based on premiums and commissions and fee rates set by insurance companies, any decrease in these premiums, commission or fee rates may have an adverse effect on our results of operation.” on page 14 of the 2022 Annual Report);

●	Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected (see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Our Industry—Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected.” on page 15 of the 2022 Annual Report);

●	If our contracts with insurance companies are terminated or changed, our business and operating results could be adversely affected (see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Our Industry—If our contracts with insurance companies are terminated or changed, our business and operating results could be adversely affected.” on page 15 of the 2022 Annual Report);

●	If our largest insurance company partners terminate or change the material terms of their contracts with us, it would be difficult for us to replace the lost commissions, which could adversely affect our business and operating results (see “Risk Factors—Risks Related to Our Business and Our Industry—If our largest insurance company partners terminate or change the material terms of their contracts with us, it would be difficult for us to replace the lost commissions, which could adversely affect our business and operating results.” on page 15 of the 2022 Annual Report);

●

We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results (see “Risk Factors—Risks Related to Our Business and Our Industry—We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.” on page 16 of the 2022 Annual Report);

●	The investment in our online platform has not been successful, and our growth, business prospects and results of operations may be materially and adversely affected. (see “Risk Factors—Risks Related to Our Business and Our Industry—If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected.” on page 16 of the 2022 Annual Report); and

●	Because our industry is highly regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose the ability to conduct business with our clients, which could materially and adversely affect our business and results of operations (see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Our Industry—Because our industry is highly regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose the ability to conduct business with our clients, which could materially and adversely affect our business and results of operations.” on page 17 of the 2022 Annual Report).

Risks Relating to Our Class A Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market” in our 2022 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and the trading market, including, but not limited to, the following:

●	we do not intend to pay dividends for the foreseeable future (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—We do not intend to pay dividends for the foreseeable future” on page 37 of the 2022 Annual Report);

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.” on page 38 of the 2022 Annual Report);

●	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.” on page 38 of the 2022 Annual Report); and

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.” on page 38 of the 2022 Annual Report).

Permissions Required from PRC Authorities

Neither we, our subsidiaries, nor the VIE and its subsidiaries are currently required to obtain permission from any of the PRC authorities to issue our Class A Ordinary Shares to foreign investors, apart from the filing with the CSRC per the requirements of the Trial Measures. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within 3 working days after the completion of each offering. See “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

As of the date of this prospectus, our Company, our subsidiaries, the VIE and its subsidiaries have received from the PRC authorities all requisite licenses, permissions, or approvals that are required for conducting our operations in China, such as business licenses, insurance intermediary license, and internet insurance business qualification, except for the filing with the CSRC per the requirements of the Trial Measures, which is required to be filed within three working days after the completion of each subsequent offering. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A ordinary shares could depreciate significantly or become worthless. See “Risk Factors—Risks Related to Our Business and Industry—We are subject to various approvals, licenses, permits, registrations and filings for our education and other services in the PRC.”

As advised by our PRC counsel, Jingshi Liaocheng, other than those requisite for a domestic company in China to engage in the businesses similar to those of the operating entities, our Company, our subsidiaries, the VIE and its subsidiaries are not required to obtain any permission from Chinese authorities, including the CAC, or any other governmental agency that is required to approve the operating entities’ operations. However, if our Company, our subsidiaries, the VIE and its subsidiaries do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that the operating entities are required to obtain approval in the future, the operating entities may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the operating entities’ relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operating entities’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, except for the filing with the CSRC per the requirements of the Trial Measures, we, our subsidiaries, the VIE and its subsidiaries have received from PRC authorities all other requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. See “Risk Factors—Risks Relating to Doing Business in China—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless” of this prospectus.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Such requirement is reiterated on the Security Administration Draft, which was released by the CAC on November 14, 2021 for public consultation. As advised by our PRC counsel, Jingsh Liaocheng, as of the date of this prospectus, we are not subject to cybersecurity review or network data security review by the CAC, since (i) as insurance broker companies, we and the VIE and its subsidiaries are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we and the VIE and its subsidiaries currently possess personal information of a relatively small number of users in our business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and we do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future; (iii) since we and the VIE and its subsidiaries are in the insurance industry, data processed in our business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.”

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us.

Asset Transfers Between Our Company, Our Subsidiaries, and the VIE

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIE do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future.

The Company’s management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and the VIE and its subsidiaries. Each subsidiary, department, or the VIE initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Cash transfers and transfers of other assets between TRX, its subsidiaries, and the VIE were as follows: During the fiscal year ended October 31, 2021, TRX transferred cash of approximately $12,340,000, $12,492,000 and $7,635,000 to its subsidiary in Hong Kong, the VIE and the VIE’s subsidiary, respectively. There was no other cash or assets transfer between TRX, its subsidiaries, and the VIE as of the date of this prospectus for fiscal year 2023, or during the years ended October 31, 2022 and 2020.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our securities (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

Cash is transferred among our Company, our subsidiaries, and the VIE, in the following manners: (i) funds are transferred to our WFOE from our Company as needed through TRX HK, our Hong Kong subsidiary, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by the VIE to WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by WFOE, to our Company through TRX HK; and (iv) WFOE and the VIE, lend to and borrow from each other from time to time for business operation purposes.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to our shareholders, we will rely on payments made from the VIE to WFOE, pursuant to the VIE Agreements, and the distribution of such payments to TRX HK as dividends from WFOE, and then to our Company. If our subsidiaries and the VIE incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as PRC-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” of the 2022 Annual Report.

The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our and the PRC operating entities’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

Any limitation on the ability of our subsidiaries and the VIE to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital. However, our operations and business, including investment and/or acquisitions by our subsidiaries and the VIE within the PRC, will not be affected as long as the capital is not transferred in or out of the PRC.

Selected Condensed Consolidating Financial Schedule

As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. Our subsidiaries and the VIE and its subsidiaries as of the date of this prospectus are described below:

Name	Background	Ownership
Subsidiaries:
TRX HK	A Hong Kong company	100% owned by TRX
Incorporated on March 20, 2019
TRX BJ	A PRC limited liability company and a wholly foreign owned enterprise	100% owned by TRX HK
Incorporated on April 30, 2019
VIE:
TRX ZJ	A PRC limited liability company	VIE
Incorporated on January 18, 2010
Insurance products brokerage service provider
VIE’s subsidiaries:
NDB Technology	A PRC limited liability company	100% owned by TRX ZJ
Incorporated on December 1, 2016
TYDW Technology	A PRC limited liability company	100% owned by TRX ZJ
Incorporated on December 12, 2016
Hengbang Insurance	A PRC limited liability company	99.8% owned by TRX ZJ
Incorporated on October 27, 2015

The following tables present selected condensed consolidated statements of operations and comprehensive (loss) income and selected condensed consolidated statements of cash flows for the periods indicated, and selected condensed consolidated balance sheets as of indicated, which showing financial information for parent company, Tian Ruixiang Holdings Ltd, its subsidiaries, VIE and VIE’s subsidiaries, elimination, and consolidated information.

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Year Ended October 31, 2022
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Revenues	$—	$—	$—	$1,351,909	$—	$1,351,909
Loss from operations	$(4,027,306)	$(22)	$(90,824)	$(950,762)	$—	$(5,068,914)
Consulting fee loss from VIE and VIE's subsidiaries	$—	$—	$(702,956)	$—	$702,956	$—
Loss for equity method investment	$(656,883)	$(793,713)	$—	$—	$1,450,596	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$(702,956)	$702,956	$—
Net loss	$(4,684,189)	$(656,883)	$(793,713)	$—	$1,450,596	$(4,684,189)
Comprehensive loss	$(4,684,189)	$(656,883)	$(735,311)	$(4,478,836)	$2,153,552	$(8,401,667)

	For the Year Ended October 31, 2021
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Revenues	$—	$—	$14,552	$2,776,065	$—	$2,790,617
Loss from operations	$(775,119)	$(364)	$(245,598)	$(1,232,723)	$—	$(2,253,804)
Consulting fee loss from VIE and VIE's subsidiaries	$—	$—	$(1,052,348)	$—	$1,052,348	$—
Loss for equity method investment	$(1,169,458)	$(1,297,878)	$—	$—	$2,467,336	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$(1,052,348)	$1,052,348	$—
Net loss	$(1,944,577)	$(1,169,458)	$(1,297,878)	$—	$2,467,336	$(1,944,577)
Comprehensive loss	$(1,944,577)	$(1,169,458)	$(1,302,262)	$(833,841)	$3,519,684	$(1,730,454)

	For the Year Ended October 31, 2020
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Revenues	$—	$—	$—	$3,249,344	$—	$3,249,344
(Loss) income from operations	$(5,060)	$(1,088)	$(46)	$566,336	$—	$560,142
Consulting fee income from VIE and VIE's subsidiaries	$—	$—	$640,294	$—	$(640,294)	$—
Income for equity method investment	$639,160	$640,248	$—	$—	$(1,279,408)	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$640,294	$(640,294)	$—
Net income	$634,100	$639,160	$640,248	$—	$(1,279,408)	$634,100
Comprehensive income	$634,100	$639,160	$640,246	$1,061,015	$(1,919,702)	$1,054,819

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of October 31, 2022
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Cash and cash equivalents	$—	$591	$552	$1,365	$—	$2,508
Restricted cash	$—	$—	$—	$692,734	$—	$692,734
Short-term investments	$—	$—	$—	$26,179,662	$—	$26,179,662
Note receivable	$—	$7,500,000	$—	$—	$—	$7,500,000
Consulting fee receivable due from VIE and VIE's subsidiaries	$—	$—	$(1,183,163)	$—	$1,183,163	$—
Total current assets	$—	$7,762,783	$(1,167,350)	$27,095,289	$1,167,902	$34,858,624
Investments in a subsidiary	$34,031,304	$6,181,567	$—	$—	$(40,212,871)	$—
Accumulated benefits through VIE and VIE's subsidiaries	$—	$—	$—	$—	$—	$—
Total non-current assets	$34,031,304	$6,181,567	$—	$172,204	$(40,212,871)	$172,204
Total assets	$34,031,304	$13,944,350	$(1,167,350)	$27,267,493	$(39,044,969)	$35,030,828
Consulting fee payable due to WFOE	$—	$—	$—	$(1,183,163)	$1,183,163	$—
Total liabilities	$549,282	$7,498,621	$454,110	$(180,682)	$(6,772,525)	$1,548,806
Total equity	$33,482,022	$6,445,729	$(1,621,460)	$27,448,175	$(32,272,444)	$33,482,022
Total liabilities and equity	$34,031,304	$13,944,350	$(1,167,350)	$27,267,493	$(39,044,969)	$35,030,828

	As of October 31, 2021
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Cash and cash equivalents	$57,126	$635	$190,433	$29,776,178	$—	$30,024,372
Restricted cash	$—	$—	$—	$819,269	$—	$819,269
Consulting fee receivable due from VIE and VIE's subsidiaries	$—	$—	$(480,207)	$—	$480,207	$—
Total current assets	$279,814	$635	$(263,282)	$31,132,765	$480,207	$31,630,139
Investments in a subsidiary	$38,757,421	$6,916,878	$—	$—	$(45,674,299)	$—
Accumulated benefits through VIE and VIE's subsidiaries	$—	$—	$—	$—	$—	$—
Total non-current assets	$38,757,421	$14,529,892	$—	$1,107,313	$(45,674,299)	$8,720,327
Total assets	$39,037,235	$14,530,527	$(263,282)	$32,240,078	$(45,194,092)	$40,350,466
Consulting fee payable due to WFOE	$—	$—	$—	$(480,207)	$480,207	$—
Total liabilities	$42,333	$7,486,317	$622,867	$833,024	$(7,628,977)	$1,355,564
Total equity	$38,994,902	$7,044,210	$(886,149)	$31,407,054	$(37,565,115)	$38,994,902
Total liabilities and equity	$39,037,235	$14,530,527	$(263,282)	$32,240,078	$(45,194,092)	$40,350,466

	As of October 31, 2020
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Cash and cash equivalents	$220	$—	$25	$6,137,444	$—	$6,137,689
Restricted cash	$—	$—	$—	$785,806	$—	$785,806
Consulting fee receivable due from VIE and VIE's subsidiaries	$—	$—	$572,141	$—	$(572,141)	$—
Total current assets	$240	$—	$572,166	$9,560,332	$(572,141)	$9,560,597
Investments in a subsidiary	$8,638,773	$8,219,140	$—	$—	$(16,857,913)	$—
Accumulated benefits through VIE and VIE's subsidiaries	$—	$—	$—	$—	$—	$—
Total non-current assets	$8,638,773	$8,219,140	$—	$499,876	$(16,857,913)	$499,876
Total assets	$8,639,013	$8,219,140	$572,166	$10,060,208	$(17,430,054)	$10,060,473
Consulting fee payable due to WFOE	$—	$—	$—	$572,141	$(572,141)	$—
Total liabilities	$300	$1,088	$73	$1,992,513	$(572,214)	$1,421,760
Total equity	$8,638,713	$8,218,052	$572,093	$8,067,695	$(16,857,840)	$8,638,713
Total liabilities and equity	$8,639,013	$8,219,140	$572,166	$10,060,208	$(17,430,054)	$10,060,473

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended October 31, 2022
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Net cash (used in) provided by operating activities	$(408,882)	$(44)	$(81,952)	$292,118	$—	$(198,760)
Net cash used in investing activities	$—	$—	$(101,800)	$(28,897,466)	$101,800	$(28,897,466)
Net cash provided by financing activities	$351,756	$—	$—	$—	$(351,756)	$—

	For the Year Ended October 31, 2021
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Net cash (used in) provided by operating activities	$(955,774)	$14,318	$(271,706)	$(150,776)	$—	$(1,363,938)
Net cash used in investing activities	$(32,314,003)	$(7,500,000)	$—	$(3,411)	$32,314,003	$(7,503,411)
Net cash provided by (used in) financing activities	$33,326,683	$(13,683)	$459,839	$(1,130,358)	$—	$32,642,481

	For the Year Ended October 31, 2020
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Net cash (used in) provided by operating activities	$(4,760)	$—	$24	$(43,433)	$—	$(48,169)
Net cash used in investing activities	$—	$—	$—	$(3,457)	$—	$(3,457)
Net cash provided by (used in) financing activities	$4,980	$—	$—	$(483,225)	$—	$(478,245)

The following table shows the roll-forward of investments in subsidiaries:

ROLL-FORWARD OF INVESTMENTS IN SUBSIDIARIES

Balance as of October 31, 2019	$7,578,894
Share of subsidiaries, VIE and VIE's subsidiaries' comprehensive income	1,059,879
Balance as of October 31, 2020	$8,638,773
Additional investment in subsidiaries	31,073,983
Share of subsidiaries, VIE and VIE's subsidiaries' comprehensive loss	(955,335)
Balance as of October 31, 2021	$38,757,421
Decrease in investment in subsidiaries	(351,756)
Share of subsidiaries, VIE and VIE's subsidiaries' comprehensive loss	(4,374,361)
Balance as of October 31, 2022	$34,031,304

Corporate Information

Our principal executive offices are located at: Room 1001, 10 / F, No. 25, North East Third Ring Road, Chaoyang District, Beijing, The People’s Republic of China, and our phone number is +86- (010) 87529554. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. We maintain a corporate website at http://www.tianrx.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2022 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. We do not have any equity ownership of the VIE; instead, for accounting purposes, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements for accounting purposes under U.S. GAAP. Our securities offered in this offering are securities of TRX, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Set forth below are certain risks related to the VIE structure and recent regulatory initiatives implemented by the relevant PRC government entities.

Risks Relating to Our Corporate Structure

If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

According to our PRC counsel, Jingsh Liaocheng, based on its understandings of the relevant PRC laws and regulations, (i) the ownership structures of the VIE and WFOE is currently not in violation of applicable PRC laws and regulations currently in effect; and (ii) each of the VIE Agreements is legal, valid, binding, and enforceable in accordance with its terms and applicable PRC laws and regulations. Our PRC counsel, Jingsh Liaocheng, however, has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to the opinion of our PRC counsel. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or, if adopted, what they would provide.

If our corporate structure and the VIE Agreements are determined as illegal or invalid by the competent court in the PRC, arbitral tribunal, or regulatory authorities, we may be unable to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, or we or the VIE fails to obtain or maintain any required permits or approvals, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and/or operating licenses of WFOE or the VIE;

●	discontinuing or restricting the operations of WFOE or the VIE;

●	imposing conditions or requirements with which we, WFOE, or the VIE may not be able to comply;

●	requiring us, WFOE, or the VIE to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from our public offering to finance the business and operations of the VIE and its subsidiaries in the PRC; and

●	imposing fines.

The imposition of any of these penalties would result in a material and adverse effect on the VIE and its subsidiaries’ ability to conduct their business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of the VIE in our consolidated financial statements, if the PRC government authorities were to find our legal structure and the VIE Agreements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of the VIE or our right to receive substantially all the economic benefits and residual returns from the VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of the VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations, and our securities may decline in value or become worthless.

Risks Relating to Doing Business in the PRC

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with third parties in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The legal system in the PRC is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in the PRC could affect the business environment and our ability to operate our business in the PRC.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the legal system in the PRC than in more developed legal systems. Furthermore, the legal system in the PRC is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in the PRC could materially and adversely affect our business and impede our ability to continue our operations.

Such uncertainties, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof, could limit the legal protections available to us and our investors, including you.

The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

Recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in the PRC that are to be conducted in foreign markets, as well as foreign investment in China-based issuers. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies.

Furthermore, on February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within 3 working days after the completion of each offering.

Notwithstanding the above, our PRC counsel has further advised us that uncertainties still exist as to whether we, our subsidiaries, or the VIE or any of its subsidiaries are required to obtain permissions from the CAC, the CSRC, or any other governmental agency that is required to approve our operations and/or offering. We have been closely monitoring the development in the regulatory landscape in the PRC, particularly regarding the requirement of approvals, including on a retrospective basis, from the CAC, the CSRC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us. In the event that we, our subsidiaries, or the VIE or any of its subsidiaries are subject to the compliance requirements, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of our Company, our subsidiaries, or the VIE or any of its subsidiaries to fully comply with new regulatory requirements may subject us to regulatory actions, such as fines, relevant businesses or operations suspension for rectification, revocation of relevant business permits or operational license, or other sanctions, which may significantly limit or completely hinder our ability to offer or continue to offer our securities cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC and in Hong Kong because of positions taken by the PRC and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination.

On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, provisions of the AHFCAA, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

Our auditor, RBSM LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and substantial all of our operations are conducting in China. Furthermore, the Holding Foreign Companies Accountable Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, may result in the delisting of our Company or prohibition of trading in our securities in the future if the PCAOB is unable to inspect our accounting firm at such future time. The Accelerating Holding Foreign Companies Accountable Act reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. In addition, delisting may cause a significant decrease in or a total loss of the value of our securities. Although a shareholder's ownership of our Company may not decrease directly from delisting, the ownership may become worth much less, or, in some cases, lose its entire value.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) on March 5, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm, or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

Our authorized share capital is $50,000 divided into 9,500,000 Class A Ordinary Shares, par value $0.005 per share, and 500,000 Class B Ordinary Shares, par value $0.005 per share. As of the date of this prospectus, there are 3,024,745 Class A Ordinary Shares and 250,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to eighteen votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares to bearer.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares or Class B Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Markets

Our Class A Ordinary Shares have been listed on the Nasdaq Capital Market under the symbol “TIRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. The directors may from time to time pay to the shareholders interim dividends.

No dividend may be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Cayman Companies Act. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, at a general meeting of the Company, each holder of Class A ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has one vote for each Class A ordinary share which such shareholder holds and each holder of Class B ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has 18 votes for each Class B ordinary share which such shareholder holds. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class B Ordinary Shares may be converted at the request of the shareholder into an equal number of Class A Ordinary Shares at any time. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not any of Zhe Wang, Sheng Xu or Mingxiu Luan (each of whom is referred to as a “Founder”) or any entity that is ultimately controlled by any of the Founders (the “Founder Affiliate”), or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not a Founder or Founder Affiliate, such Class B Ordinary Share shall entitle such person to eighteen (18) votes on all matters subject to vote at general meetings of the Company.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may only be materially varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or the creation or issue of one or more classes of shares with or without preferred, deferred or other special rights or restrictions (including, without limitation, the creation of Shares with enhanced or weighted voting rights), whether in regard to dividend, voting, return of capital or otherwise.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on the shareholder’s shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 6 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

The Company has a first and paramount lien on every share that is not fully paid for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company also has a lien on all shares (other than fully paid-up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, the Company may:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, such redemption of shares to be effected in such manner and upon such terms as may be determined, before the issue of such shares, by either the directors or by the shareholders by special resolution;;

(b)	purchase all or any of our own shares of any class including any redeemable shares provided that the manner of purchase has first been authorized by ordinary resolution.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to the restrictions contained in our articles, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any designated stock exchange or in any other form approved by our board of directors and may be under hand or by electronic machine imprinted signature or by such other manner of execution as our board of directors may approve from time to time.

Our board of directors may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of shares to a person of whom they do not approve. The directors may also suspend the registration of transfers at such times and for such periods (not exceeding thirty days in aggregate in each year) as the directors may from time to time determine. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; and

•	a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal. This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Since our Class A Ordinary Shares are listed on the Nasdaq, the legal title to such ordinary shares and the registration details of those Class A Ordinary Shares in our register of members remain with DTC/Cede & Co. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange (as defined under our articles), be suspended and our register of members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine.

Inspection of Books and Records

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the register of mortgages).

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened upon the written requisition of one or more members holding in the aggregate not less than one-tenth of the paid-up capital of the Company as at the date of the requisition carried the right of voting at general meeting. If the directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other member or members of the Company holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene a general meeting to be held at the registered office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s articles as to notice, as the persons convening the meeting fix.

At least 7 days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within half an hour from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholder present shall be a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by one or more shareholders present in person or by a proxy who together hold not less than fifteen per cent of the paid up capital of the Company entitled to vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of three directors.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors shall be determined by the shareholders by ordinary resolution, except that the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be appointed for a term expiring at the next-following annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any. Each director whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the Board. Our directors will be elected by an ordinary resolution of our shareholders.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a) becomes bankrupt or makes any arrangement or composition with his creditors generally;

(b) is found to be or becomes of unsound mind; or

(c) resigns his office by notice in writing to the Company.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act, our amended and restated memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our amended and restated memorandum or articles. However, to the extent allowed by the Cayman Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors has established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified Company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

The Company may upon the recommendation of the directors by ordinary resolution authorize the directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide every director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of dishonesty or fraud, be indemnified by the Company against, and it shall be the duty of the directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss of the monies of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own dishonesty or fraud.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders holding in the aggregate not less than one-tenth of paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings. If the directors do not convene such meeting for a date within 21 days of the date of receipt of the written requisition, the requisitionists or any or either of them or any other shareholder or shareholders holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene a general meeting to be held at the registered office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company's Articles as to notice, as the persons convening the meeting fix. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if the director (a)  is made bankrupt or makes an arrangement or composition with his creditors generally, (b) he resigns his office by notice to us, (c) he only held office as a director for a fixed term and such term expires, or (d) is found to be or becomes of unsound mind.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be materially adversely varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act, 2021 of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

History of Share Capital*

* Unless expressly indicated herein to the contrary, the share and pricing information under “History of Share Capital” reflects the actual share and pricing information at the time of the events in chronological order, without taking retroactive effect of subsequent share consolidations.

The Company was incorporated on March 5, 2019. In connection with its formation, the Company authorized 50,000,000 Ordinary Shares, of par value $0.001 per share, and issued 10,000,000 Ordinary Shares, of par value $0.001 per share, for the aggregate subscription price of $10,000, to certain founders.

On April 14, 2020, the directors of the Company approved the surrender by the Company's shareholders of 5,000,000 Ordinary Shares, on a pro rata basis, for no consideration such that an aggregate 5,000,000 Ordinary Shares were then issued to certain founders.

Immediately prior to the completion of the Company’s initial public offering, pursuant to resolutions of its shareholders and directors (as applicable), the Company:

•	changed its authorized share capital from $50,000 divided into 50,000,000 Ordinary Shares of a nominal or par value of $0.001 each, to a dual-class share structure with an authorized share capital of $50,000 divided into i) 47,500,000 Class A Ordinary Shares of a par value of $0.001 each and ii) 2,500,000 Class B Ordinary Shares of a par value of $0.001 each;

•	re-designated the 5,000,000 Ordinary Shares then in issue to 5,000,000 Class A Ordinary Shares of par value $0.001 per share;

•	repurchased and subsequently cancelled 1,250,000 Class A Ordinary Shares from Wang Investors Co., Ltd; and

•	issued 1,250,000 Class B Ordinary Shares to Wang Investors Co., Ltd in consideration for the above share repurchase,

such that immediately prior to the Company's initial public offering there were (i) 3,750,000 Class A Ordinary Shares of a par value of $0.001 each, and (ii) 1,250,000 Class B Ordinary Shares of a par value of $0.001 each issued and outstanding.

Share Issuances in Our Initial Public Offering

On January 27, 2021, our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market under the symbol “TIRX.”

On January 29, 2021, the Company completed its initial public offering of 3,000,000 Class A Ordinary Shares at $4.00 per share on a firm commitment basis. On February 4, 2021, the Company closed the sale of 75,000 Class A Ordinary Shares at $4.00 per share under the underwriter’s overallotment option. The gross proceeds totaled $12.3 million, before deducting underwriting discounts and other related expenses.

Share Issuances in Our June 2021 Public Offering

In June 2021, the Company entered into Securities Purchase Agreement with several third-party institutional investors for the purchase of 3,275,000 units in a registered direct offering, for gross proceeds of $24,562,500 before placement agent fees and other offering expenses payable by the Company. Each unit was sold at a public offering price of $7.50 and consists of one Class A Ordinary Share and a warrant to purchase one Class A Ordinary Share. The Company received net cash proceeds of $22,200,344, net of cash paid for placement agent fees and other offering expenses of $2,362,156.

Share Issuances under the 2021 Performance Incentive Plan in January 2022

Our board of directors adopted the 2021 Performance Incentive Plan in December 2021, effective as of December 2, 2021, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. Under the 2021 Performance Incentive Plan, or 2021 Plan, the maximum aggregate number of shares that may be issued pursuant to all awards shall be 5,000,000 Class A Ordinary Shares.

The Company filed a registration statement on Form S-8 on December 3, 2021 and reserved 5,000,000 Class A Ordinary Shares for issuance thereunder.

In January 2022, the Company issued 2,586,000 Class A Ordinary Share pursuant to the 2021 performance incentive plan, of which, 1,400,000 were issued to its officers and directors.

Share Consolidation in October 2022

On October 28, 2022, at the annual general meeting of the Company's shareholders (“2022 AGM”), the shareholders of the Company resolved (among other things) that:

(A)	the authorised share capital of the Company be amended from US$50,000 divided into 50,000,000 shares comprising 47,500,000 Class A Ordinary Shares of US$0.001 each and 2,500,000 Class B Ordinary Shares of US$0.001 each to US$50,000 divided into 10,000,000 shares comprising 9,500,000 Class A Ordinary Shares of US$0.005 each and 500,000 Class B Ordinary Shares of US$0.005 each, so that every shareholder holding 5 Ordinary Shares of US$0.001 each will hold 1 Ordinary Share of US$0.005 upon the consolidation taking effect, such consolidated shares having the same rights and being subject to the same restrictions (save as to nominal value) as the existing Ordinary Shares of US$0.001 each in the capital of the Company as set out in the Articles (the “Share Consolidation”), with such Share Consolidation to be effective on such date as determined by the Board of Directors, which date must be on or before November 18, 2022 (the “Effective Date”); and

(B)	upon the Share Consolidation becoming effective, any fractional shares resulting from the Share Consolidation be rounded up such that each shareholder will be entitled to receive one Ordinary Share in lieu of the fractional share that would have resulted from the Share Consolidation and that the Company satisfy from any lawfully available reserves (including retained earnings) the par value of such fractional shares required to be issued to make up a whole $0.005 Ordinary Share.

On November 4, 2022, in accordance with the above resolutions passed at the 2022 AGM, the directors of the Company resolved to set the Effective Date of the 5:1 Share Consolidation as November 16, 2022 and accordingly, the 5:1 Share Consolidation was effected on 16 November 2022.

Share Issuances under the 2021 Performance Incentive Plan in November 2022

Under the 2021 Performance Incentive Plan, or 2021 Plan, the maximum aggregate number of shares that may be issued pursuant to all awards shall be 1,000,000 Class A Ordinary Shares, giving effect of the Share Consolidation on November 16, 2022.

In November  2022, the Company issued 17,545 Class A Ordinary Shares pursuant to the 2021 Performance Incentive Plan. As of the date of this prospectus, giving effect to the Share Consolidation retroactively, the Company has issued an aggregate of 997,200 Class A Ordinary Shares of the 1,000,000 Class A Ordinary Shares reserved under the 2021 Performance Incentive Plan.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2022 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$22,040
FINRA fees		$30,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2022 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since October 30, 2022.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC laws and regulations will be passed upon for us by Jingsh Liaocheng. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements in the 2022 Annual Report incorporated by reference in this prospectus have been so incorporated in reliance on the reports of RBSM LLP, our independent registered public accounting firm. The office of RBSM LLP is located at 805 Third Avenue, Suite 1430, New York, NY 10022.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended October 31, 2022, filed with the SEC on March 15, 2023;

(2)	our report of foreign private issuer on Form 6-K filed with the SEC on November 14, 2022;

(3)	our report of foreign private issuer on Form 6-K filed with the SEC on October 31, 2022;

(4)	our report of foreign private issuer on Form 6-K filed with the SEC on October 27, 2022;

(5)	our report of foreign private issuer on Form 6-K filed with the SEC on October 11, 2022;

(6)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(7)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended October 31, 2022 filed with the SEC on March 15, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

TIAN RUIXIANG Holdings Ltd

Room 1001, 10 / F, No. 25, North East Third Ring Road,

Chaoyang District, Beijing,

The People’s Republic of China

+ 86- (010) 87529554

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of the assets of the PRC operating entities are located in the PRC. In addition, all of our officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, and Jingsh Liaocheng, our counsel with respect to PRC laws and regulations, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) in original actions brought in the Cayman Islands or the PRC, to impose liabilities against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Ogier (Cayman) LLP has further advised us that in those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. Ogier (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

Jingsh Liaocheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the United States for the mutual recognition and enforcement of court judgments. Jingsh Liaocheng has further advised us that under PRC laws and regulations, courts in the PRC will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide that every director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of dishonesty or fraud, be indemnified by the Company against, and it shall be the duty of the directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss of the monies of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own dishonesty or fraud

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-256574), as amended, initially filed with the SEC on December 27, 2019)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5***	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6***	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Ogier (Cayman) LLP
23.1**	Consent of RBSM LLP
23.2**	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.3**	Consent of Jingsh Liaocheng
24.1**	Power of Attorney (included on signature page)
25.1****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	Previously filed.
****	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, the People’s Republic of China, on May 16, 2023.

TIAN RUIXIANG Holdings Ltd

By:	/s/ Zhe Wang
Zhe Wang
Director, Chairman and Chief Executive Officer

Powers of Attorney

Each person whose signature appears below constitutes and appoints each of Zhe Wang as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhe Wang	Director, Chairman and Chief Executive Officer,	May 16, 2023
Name: Zhe Wang

/s/ Mingxiu Luan	Chief Financial Officer	May 16, 2023
Name: Mingxiu Luan	(Principal Accounting and Financial Officer)

/s/ Sheng Xu	Director	May 16, 2023
Name: Sheng Xu

/s/ Benjamin Andrew Cantwell	Independent Director	May 16, 2023
Name: Benjamin Andrew Cantwell

/s/ Michael J. Hamilton	Independent Director	May 16, 2023
Name: Michael J. Hamilton

/s/ Ning Wang	Independent Director	May 16, 2023
Name: Ning Wang

*By:	/s/ Zhe Wang
Name: Zhe Wang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of TIAN RUIXIANG Holdings Ltd, has signed this registration statement or amendment thereto in New York, NY on May 16, 2023.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.